EXHIBIT 21 LIST OF SUBSIDIARIES

SUBSIDIARY NAME                                      STATE OF INCORPORATION
---------------                                      ----------------------

American Ecology Environmental Services Corporation  Texas

American Ecology Holdings Corporation                Delaware

American Ecology Management Corporation              Delaware

American Ecology Recycle Center, Inc.                Delaware

American Ecology Services Corporation                Delaware

Texas Ecologists, Inc.                               Texas

US Ecology, Inc.                                     California

US Ecology Idaho, Inc.                               Delaware


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